As filed with the Securities and Exchange Commission on June 9, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1827430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Place, Suite 200 Dublin, California	94568
(Address of Principal Executive Offices)	(Zip Code)

AEye, Inc. 2021 Equity Incentive Plan
(Full title of the plans)

Matthew Fisch

Chief Executive Officer

One Park Place, Suite 200

Dublin, California 94568

(925) 400-4366

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Christopher Forrester

Yian Huang

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, California 94025

(650) 838-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, AEye, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 16,000,000 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 EIP”) following the amendment and restatement to the 2021 EIP to increase the number of shares issuable under the 2021 EIP that was approved by the Registrant’s stockholders on, and became effective as of, May 3, 2023. The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-270731, 333-265064 and 333-260601) filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2023, May 19, 2022, and October 29, 2021, respectively, relating to the 2021 EIP are incorporated by reference into this Registration Statement, except to the extent supplemented, amended, or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2021 EIP as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the Commission on March 16, 2023, which includes audited financial statements for the Registrant’s latest fiscal year;

(b)   Portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the Commission on March 20, 2023 that are incorporated by reference into Part III of the Annual Report;

(c)     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above (other than portions of the Registrant’s Current Reports on Form 8-K that are furnished or otherwise not deemed to be filed); and

(d)     The description of the Registrant’s Common Stock in our Registration Statement on Form S-3 (as Post-Effective Amendment No. 2 to Form S-1) filed on September 26, 2022, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or an officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, provided that such provision shall not eliminate or limit the liability of a director or an officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit, and provided further that such provision shall not eliminate or limit the liability of an officer in any action by or in the right of the corporation. The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment filed with the State of Delaware on May 9, 2023 (the “Amended Charter”), provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or an officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers, as applicable, for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust, or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit, or proceeding to which he or she is or was a party or is threatened to be made a party to any threatened, ending, or completed action, suit, or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Amended Charter and the Amended and Restated Bylaws of the Registrant provide that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise, or nonprofit entity, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of the Registrant’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant’s corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation of AEye, Inc.	8-K	8/23/2021	3.1

4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of AEye, Inc.	10Q	5/11/2023	3.2

4.3	Amended and Restated Bylaws of AEye, Inc.	8-K	8/23/2021	3.2

5.1	Opinion of Shearman & Sterling LLP.				X

10.1#	AEye, Inc. 2021 Amended and Restated Equity Incentive Plan.	14A	3/20/2023

23.1	Consent of Deloitte & Touche LLP.				X

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page).				X

107	Filing Fee Table.				X

#	Management contract or compensatory plan

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California on the 9th day of June 2023.

AEYE, INC.

/s/ Matthew Fisch
Matthew Fisch
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Fisch and Conor B. Tierney as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Matthew Fisch
Matthew Fisch	Chief Executive Officer and Chairman	June 9, 2023
(Principal Executive Officer)

/s/ Conor B. Tierney
Conor B. Tierney	Chief Financial Officer and Treasurer	June 9, 2023
(Principal Financial Officer)

/s/ Timothy J. Dunn
Timothy J. Dunn	Director	June 9, 2023

/s/ Luis C. Dussan
Luis C. Dussan	Director	June 9, 2023

/s/ Prof. Dr. Bernd Gottschalk
Prof. Dr. Bernd Gottschalk	Director	June 9, 2023

/s/ Wen H. Hsieh
Wen H. Hsieh	Director	June 9, 2023

/s/ Sue E. Zeifman
Sue E. Zeifman	Director	June 9, 2023